Exhibit 4.1

__________________

Name of Investor

HOME TREASURE FINDERS, INC.

SUBSCRIPTION TO COMMON SHARES

The undersigned hereby subscribes for ____________ shares of common stock (No Par Value) of home Treasure Finders, Inc. (the “Shares”), a corporation organized under the laws of the State of Colorado (the “Company” or the “Corporation”), for $0.10 per share and agrees to pay for said Shares in cash in the amount of $_________ upon acceptance by the Corporation of this subscription and payment for Shares. Certificates for such Shares shall be issued to the undersigned as fully paid and non-assessable.

The undersigned represents and warrants as follows:

1. The Shares are being acquired by the undersigned for the undersigned's own account and not on behalf of any other person.

1. The Shares are being acquired for investment purposes only and not for distribution.

2. The undersigned acknowledges that the Company is real estate lead referral business which has not yet generated any revenue.

4. The undersigned has been given the opportunity to review (and to have the undersigned's attorney, accountant, and/or financial advisor review) the Corporation's prospectus on Form S-1 together with its Articles of Incorporation and Bylaws which documents have been filed with the U.S. Securities and Exchange Commission (“SEC”), and are available for viewing and copying on the SEC’s website: www.sec.gov.

5. The undersigned has been given the opportunity to discuss the business, financial condition, and affairs of the Corporation with its management. The undersigned has reviewed this information and his/her contemplated investment with his legal, investment, financial, and tax and accounting advisors to the extent the undersigned deems such review necessary. As a result, the undersigned is cognizant of the financial condition, capitalization, and proposed operations and financing of the Company, and the undersigned has available full information concerning its affairs and has been able to evaluate the merits and risks of the investment in the Shares.

6. That the undersigned understands the special risks of an investment in the Shares, in particular, those special risks due to its business of real estate lead generation with lack of operating history, and due to its limited capitalization.

Exhibit 4.1 -- Page 1

7. The undersigned acknowledges that an investment in the Shares is one of high risk and is suitable only for investors who can withstand the risk of loss of their entire investment. The undersigned further acknowledges that he or she will only make an investment in the Shares after having completed his or her own due diligence investigation and after consulting with his or her own legal, financial and investment advisors to the extent the undersigned deems appropriate.

8.. The undersigned acknowledges and understands that there is currently no market for the Shares.

9.. The Company has given the undersigned the opportunity to ask questions of and to receive answers from persons acting on the Company's behalf concerning the terms and conditions of this trans-action and the undersigned also has been given the opportunity to obtain any additional information regarding the Company which the Company possesses or can acquire without unreasonable effort or expense. The Company has furnished the undersigned with any information regarding the Company requested in writing by the undersigned.

10. This Subscription Agreement shall be irrevocable unless it is rejected by the Company.

11. The undersigned acknowledges and represents that he or she is a knowledgeable investor who can fend for himself or herself and has adequate means to make the investment in the Shares; and that, in connection with the purchase of the Shares, he or she has obtained investment advice from outside sources, including his or her investment adviser and private attorney and/or accountant as he or she deemed necessary to make an informed investment decision.

12. The undersigned is not a member of the National Association of Securities Dealers, Inc., nor affiliated with an NASD member broker-dealer firm except as follows:
        ____________________________________________________________.

13. This Agreement may be amended or modified only in writing signed by the parties hereto. No evidence shall be admissible in any court concerning any alleged oral amendment hereof. This Agreement fully integrates all prior agreements and understandings between the parties concerning its subject matter.

14. This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

15. Each party hereto agrees for itself, its successors and permitted assigns to execute any and all instruments necessary for the fulfillment of the terms of this Agreement.

16. This Agreement is made under, shall be construed in accordance with and shall be governed by the laws of the State of Colorado.

Exhibit 4.1 -- Page 2

17. The undersigned hereby tenders the amount set forth above, in cash, in full payment for the Shares.

18. By the undersigned's execution below, it is acknowledged and understood that the Company is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws. The undersigned recognizes that the sale of the Shares by the Company will be based upon his/her representations and warranties set forth herein and the statements made by it herein.

IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence the undersigned's subscription to purchase the Shares as set forth above.

“The undersigned acknowledges that Standard Registrar and Transfer Agency is acting only as an escrow agent in connection with the offering of the securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Interests.”

Date:
__________________________________
SIGNATURE OF SUBSCRIBER

__________________________________
PRINTED NAME OF SUBSCRIBER

__________________________________
SOCIAL SECURITY NUMBER  OF SUBSCRIBER

__________________________________
STREET ADDRESS

__________________________________
CITY  STATE ZIP

__________________________________
SIGNATURE OF SPOUSE
(if purchasing jointly)

__________________________________
PRINTED NAME OF SPOUSE
(if applicable)

ACCEPTED BY:
HOME TREASURE FINDERS, INC.

DATE:__________________________

BY: ______________________________
  COREY WIEGAND, PRESIDENT

Exhibit 4.1 -- Page 3